February 26, 1997


Enterprise Group of Funds
Atlanta Financial Center
3343 Peachtree Road, NE, Suite 450
Atlanta, GA  30326-1022
(404) 261-1116


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:       Enterprise Accumulation Trust
     Form EX99.77c

Dear Gentlemen:

This letter is referencing the proxy statement which was filed with the SEC by The Merrill Printing Corporation, of Atlanta, GA, (404) 237-0038. The following represents all relevant information regarding the filing:

          File #         811-05543

          From Type      Pre 14A

          Date      March 13, 1996

          Accession #    0000912057-96-00430


Sincerely yours,



Lucretia L. Gatson
Fund Accounting Manager